UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 6, 2015

TIMKENSTEEL CORPORATION (Exact name of registrant as specified in its charter)

Ohio	1-36313	46-4024951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, SW, Canton, OH 44706
(Address of Principal Executive Offices) (Zip Code)

(330) 471-7000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
At the Annual Meeting of Shareholders of TimkenSteel Corporation (the “Company”) held on May 6, 2015, shareholders elected each of the three directors nominated by the Company’s Board of Directors to three-year terms expiring at the 2018 Annual Meeting of Shareholders. The shareholders also ratified the selection of Ernst & Young LLP as the Company’s independent auditor for the year ending December 31, 2015; approved, on an advisory basis, the compensation of the Company’s named executive officers; recommended, on an advisory basis, that shareholder advisory votes on named executive officer compensation occur annually; approved the TimkenSteel Corporation Amended and Restated Senior Executive Management Performance Plan; and approved the material terms for qualified performance-based compensation under the TimkenSteel Corporation 2014 Equity and Incentive Compensation Plan. The final voting results from the meeting are as follows:
Proposal 1 - Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Joseph A. Carrabba	36,379,404	921,753	3,006,581
Phillip R. Cox	36,496,528	804,629	3,006,581
John P. Reilly	36,426,732	874,425	3,006,581
Proposal 2 - Ratification of the Selection of Ernst & Young as the Company’s Independent Auditors for 2015

For	Withheld	Abstain	Broker Non-Votes
39,775,818	52,796	479,124	0
Proposal 3 - Approval, on an Advisory Basis, of Named Executive Officer Compensation

For	Withheld	Abstain	Broker Non-Votes
36,171,943	978,777	150,433	3,006,585
Proposal 4 - Frequency of Shareholder Advisory Votes on Named Executive Officer Compensation

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
33,810,080	417,927	2,891,666	181,477	3,006,588
Proposal 5 - Approval of the TimkenSteel Corporation Amended and Restated Senior Executive Management Performance Plan

For	Withheld	Abstain	Broker Non-Votes
35,980,823	1,165,012	155,319	3,006,584
Proposal 6 - Approval of the Material Terms for Qualified Performance-Based Compensation under the TimkenSteel Corporation 2014 Equity and Incentive Compensation Plan

For	Withheld	Abstain	Broker Non-Votes
35,912,826	1,248,621	139,705	3,006,586

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMKENSTEEL CORPORATION

Date:	May 8, 2015	By:	/s/ Frank A. DiPiero
Frank A. DiPiero
Executive Vice President, General Counsel and Secretary